UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2026 (March 2, 2026)

Chiron Real Estate Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37815	46-4757266
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7373 Wisconsin Avenue, Suite 800

Bethesda, MD

20814

(Address of Principal Executive
Offices)

(Zip Code)

(202) 524-6851

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbols:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	XRN	NYSE
Series A Preferred Stock, par value $0.001 per share	XRN PrA	NYSE
Series B Preferred Stock, par value $0.001 per share	XRN PrB	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2026, Chiron Real Estate LP (the “Operating Partnership”), as issuer, and Chiron Real Estate Inc., as a guarantor, entered into a Master Note and Guaranty Agreement (the “Agreement”) with NYL Investors LLC (“New York Life”) and certain affiliates of New York Life (collectively, the “Purchasers”).

The Agreement establishes an uncommitted senior note facility pursuant to which the Operating Partnership may, from time to time, issue senior unsecured promissory notes (the “Notes”) in one or more series to the Purchasers in an aggregate outstanding principal amount of up to $150.0 million. The Agreement does not constitute a commitment by New York Life or any Purchaser to purchase any Notes, and each purchase of Notes is subject to the Purchasers’ sole discretion and satisfaction of customary conditions.

Notes may be issued during a period ending on the earliest of (i) the third anniversary of the effective date of the Agreement, (ii) termination of the facility by either party upon written notice, (iii) termination following certain events of default, or (iv) acceleration of the Notes and termination of the facility.

Each series of Notes issued under the Agreement will have a stated maturity of no more than ten years from the date of issuance. Interest rates for each issuance are determined at the time of issuance based on spreads over U.S. Treasury securities and are payable quarterly or semi-annually in arrears, as specified in the applicable issuance documentation. The minimum principal amount for any issuance is $10.0 million.

The Notes are senior unsecured obligations of the Operating Partnership and rank pari passu with the Operating Partnership’s other senior unsecured indebtedness. The Operating Partnership may optionally prepay the Notes, in whole or in part, subject to payment of a customary make-whole amount.

The above description of the terms and conditions of the Agreement is only a summary of the material terms and conditions of the Agreement and is not intended to be a complete description of the terms and conditions. All of the terms and conditions of the Agreement are set forth in the Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed above in Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1*	Master Note and Guaranty Agreement, dated March 2, 2026, by and among Chiron Real Estate LP, Chiron Real Estate Inc. and NYL Investors LLC and certain of its affiliates
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
* Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and is the type of information that the registrant customarily and actually treats as private and confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chiron Real Estate Inc.

By:	/s/ Jamie A. Barber
Jamie A. Barber
Secretary and General Counsel

Date: March 3, 2026